Securities and Exchange Commission
Washington, D.C. 20549

Subject:	First Community Financial Group, Inc. File No. 000-24024

Ladies and Gentlemen:

We were previously the independent accountants for First Community Financial Group, Inc. and on January 12, 2001 we reported on the consolidated financial statements of First Community Financial Group, Inc. and subsidiary as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. On September 4, 2001, we informed First Community Financial Group, Inc. that McGladrey & Pullen, LLP had acquired our attest assets and we would no longer be the independent accountants of First Community Financial Group, Inc. We have read First Community Financial Group, Inc.'s statements included under Item 4 of its Form 8-K dated September 1, 2001 and we agree with such statements.

/s/ KNIGHT VALE & GREGORY PLLC Knight Vale & Gregory PLLC
September 7, 2001 Tacoma, Washington